EXHIBIT 99.1

Contacts:
Media: Troy Gravitt at 703.469.1004 or tgravitt@fbr.com
Investors:  Bradley J. Wright at 703.469.1080 or fbcmir@fbr.com

FBR Capital Markets Reports
Second Quarter 2009 Financial Results

ARLINGTON, VA, July 29, 2009 – FBR Capital Markets Corporation (NASDAQ: FBCM) (FBR Capital Markets) today reported a net after-tax loss of $21.7 million, or $0.40 per diluted share, for the quarter ended June 30, 2009, compared to a net after-tax loss of $25.2 million, or $0.39 per diluted share, in the second quarter of 2008.  These results include, for the second quarter of 2009, a $5.4 million non-cash intangible asset write down related to a money market fund in the Company’s asset management business.

FBR Capital Markets’ pre-tax core operating loss was $12.4 million for the second quarter of 2009 compared to a pre-tax core operating loss of $32.1 million in the second quarter of 2008.  This non-GAAP measurement excludes specified non-core items and non-cash expenses including, for the second quarter of 2009, the $5.4 million intangible asset write down discussed above, $4.8 million in stock-based compensation, and $1.4 million of net investment income from investment funds and other long-term investments.  On a GAAP basis, FBR Capital Markets reported a pre-tax loss of $21.6 million for the second quarter of 2009, compared to a pre-tax loss of $35.2 million for the second quarter of 2008.  See “Non-GAAP Financial Measures” below for a reconciliation of our non-GAAP pre-tax core operating results to our GAAP pre-tax operating results for the specified 2009 and 2008 periods.

For the second quarter of 2009, net revenue was $47.3 million compared to $50.5 million in the second quarter of 2008.  Revenue was down modestly from the first quarter as a result of a decrease in institutional brokerage revenue, driven principally by lower convertible securities trading revenues in the second quarter.

The Company’s cost reductions significantly narrowed the core operating loss year over year. Second quarter 2009 non-compensation expenses, excluding the intangible write down, were $28.1 million compared with $37.4 million in the second quarter of 2008.  Cash fixed costs for the second quarter of 2009 were $38.9 million which is consistent with the first quarter’s cash fixed costs.  The Company’s focus on cost control, which resulted in a 24% reduction in fixed costs during the first half of 2009 compared to the same period in 2008, has supported further investments in building and strengthening the franchise.

During the second quarter, FBR Capital Markets completed two transactions that significantly transformed its ownership structure.  In May 2009, the Company repurchased 16.7 million shares of its stock at a $4.35 share price.  Later in the quarter, the Company completed a follow-on public offering that raised $90.1 million in new capital at $4.65 per share which enhanced liquidity and generated additional working capital.  Together, these two transactions reduce the ownership stake of the previous majority owner to its current level of approximately 23% and provide capital for growth initiatives.  As of June 30, 2009, shareholders’ equity totaled $294.5 million with $233.5 million held in cash.  Book value was $4.68 per share at the end of the quarter.

“In the second quarter, we continued to make significant progress in building our franchise as a leading full-service investment bank serving the middle market,” said Richard J. Hendrix, President and Chief Executive Officer of FBR Capital Markets.  “Looking forward, we are highly confident in our team.  We have already realized significant banking revenue in the third quarter and our greater pipeline visibility gives us confidence that we will achieve material improvements in banking revenue in the second half of 2009.  We also expect that our expanded institutional brokerage platform, which now includes high yield and bank loan trading, will provide additional revenue growth and help us achieve profitability over the remainder of 2009.”

Investors wishing to listen to the earnings conference call at 9:00 A.M. U.S. EDT, Wednesday, July 29, 2009, may do so via the Web at: http://phx.corporate-ir.net/phoenix.zhtml?c=204322&p=irol-irhome.

Replays of the webcast will be available after the call.

FBR Capital Markets Corporation (NASDAQ: FBCM) provides investment banking, merger and acquisition advisory, institutional brokerage and research services through its subsidiary FBR Capital Markets & Co.  FBR Capital Markets focuses capital and financial expertise on seven industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom.  Asset management services are provided by FBR Investment Management, Inc., and mutual funds are provided by FBR Fund Advisers, Inc.; both companies are subsidiaries of FBR Capital Markets Corporation.  FBR Capital Markets is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States and in London.  For more information, please visit www.fbrcapitalmarkets.com.

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions.  For a discussion of these and other risks and important factors that could affect our future results and financial condition, see "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Financial data follows.
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FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Quarter ended		Six months ended
	June 30,		June 30,

	2009	2008	2009	2008
REVENUES:
Investment banking:
Capital raising	$4,273	$3,961	$8,572	$68,870
Advisory	4,383	4,192	7,982	9,268
Institutional brokerage:				-
Principal transactions	9,852	4,888	21,170	10,845
Agency commissions	23,824	29,891	52,176	55,707
Asset management:				-
Base management fees	2,612	4,153	5,045	8,797
Net investment income (loss)	1,369	745	(78)	(4,283)
Interest income	187	4,881	1,043	7,342
Other	828	282	1,321	526
Total revenues	47,328	52,993	97,231	157,072
Interest expense	-	2,505	252	2,538
Revenues, net of interest expense	47,328	50,488	96,979	154,534

NON-INTEREST EXPENSES:
Compensation and benefits	35,553	48,273	72,551	119,136
Professional services	4,587	8,841	9,128	20,004
Business development	2,598	6,624	6,229	18,644
Clearing and brokerage fees	3,760	3,367	7,057	6,965
Occupancy and equipment	7,803	8,361	15,760	16,968
Communications	5,192	6,165	10,353	12,208
Impairment of intangible assets	5,350	-	5,350	-
Other operating expenses	4,125	4,080	7,749	6,813
Total non-interest expenses	68,968	85,711	134,177	200,738

Loss before income taxes	(21,640)	(35,223)	(37,198)	(46,204)

Income tax provision (benefit)	104	(9,974)	713	(10,781)

Net loss	$(21,744)	$(25,249)	$(37,911)	$(35,423)

Basic loss per share	$(0.40)	$(0.39)	$(0.67)	$(0.55)
Diluted loss per share	$(0.40)	$(0.39)	$(0.67)	$(0.55)
.
Weighted average shares - basic (in thousands)	54,391	64,755	56,741	64,592
Weighted average shares - diluted (in thousands)	54,391	64,755	56,741	64,592

Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles (GAAP), we have disclosed non-GAAP pre-tax core operating losses for the quarters ended June 30, 2009 and 2008 in this press release. This non-GAAP measurement is used by management to analyze and assess the results of the core capital markets and asset management operating units. In determining core earnings (losses), we have excluded from GAAP financial results the following non-core operating items: (1) severance costs associated with reductions in headcount and (2) net investment income (losses) from our mortgage-backed securities and long-term investments. We also have excluded the following non-cash expenses: (1) impairment of intangible assets, (2) compensation costs associated with stock-based awards and (3) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company, and provides additional clarity around the firm's forward earnings capacity and trend.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes income (loss) before income taxes on a GAAP basis and core earnings (loss) before income taxes on a non-GAAP basis should be considered together.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements discussed above (dollars in thousands).

	Q2 - 09	Q1 - 09	Q4 - 08	Q3 - 08	Q2 - 08

Net revenues before net investment income/loss	$45,959	$51,098	$47,828	$56,598	$49,743
GAAP pre-tax loss	$(21,640)	$(15,558)	$(105,334)	$(46,682)	$(35,223)
Non-core items:
Severance	191	560	10,425	3,575	838
Net investment loss, MBS	-	1,043	33,622	-	-
Net investment (income) loss, long-term investments	(1,369)	404	32,387	11,043	(745)
Non-cash expenses:
Impairment of intangible assets	5,350	-	-	-	-
Stock compensation expense	4,786	4,341	6,806	5,540	2,785
Amortization of intangible assets	291	291	291	291	291
Non-GAAP pre-tax core operating (loss) income	$(12,391)	$(8,919)	$(21,803)	$(26,233)	$(32,054)

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	30-Jun-09	31-Dec-08

Cash and cash equivalents	$233,468	$207,801
Receivables	12,487	32,110
Investments:
Mortgage-backed securities, at fair value	-	454,339
Long-term investments	34,619	41,174
Trading securities, at fair value	46,374	17,954
Due from brokers, dealers and clearing organizations	12,174	-
Derivative assets, at fair value	-	264
Intangible assets, net	2,838	8,943
Furniture, equipment, software and
leasehold improvements, net	19,762	24,442
Prepaid expenses and other assets	10,875	13,342
Total assets	$372,597	$800,369

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Trading account securities sold but
not yet purchased, at fair value	$24,123	$8,325
Repurchase agreements	-	416,037
Accrued compensation and benefits	24,286	43,919
Accounts payable, accrued expenses and other liabilities	21,990	25,352
Due to brokers, dealers and clearing organizations	7,713	3,009
Total liabilities	78,112	496,642

Shareholders' equity:
Common stock	63	60
Additional paid-in capital	418,300	396,059
Restricted stock units	15,620	9,309
Accumulated other comprehensive loss	(104)	(218)
Accumulated deficit	(139,394)	(101,483)
Total shareholders' equity	294,485	303,727

Total liabilities and shareholders' equity	$372,597	$800,369

Book Value per Share	$4.68	$5.18

Shares Outstanding (in thousands)	62,920	58,652

FBR CAPITAL MARKETS CORPORATION
Financial & Statistical Supplement - Operating Results
(Dollars in thousands)
(Unaudited)
	Q-2 09	Q-1 09	Q-4 08	Q-3 08	Q-2 08
Revenues, net of interest expense	$47,328	$49,651	$(18,181)	$45,555	$50,488

Non-interest expenses:
Variable	19,405	21,143	17,801	30,640	31,860
Fixed	44,213	44,066	69,352	61,597	53,851
Impairment of intangible assets	5,350	-	-	-	-

Loss before income taxes	(21,640)	(15,558)	(105,334)	(46,682)	(35,223)

Income tax provision (benefit)	104	609	25,413	(18,122)	(9,974)

Net loss	$(21,744)	$(16,167)	$(130,747)	$(28,560)	$(25,249)

Fixed expenses	$44,213	$44,066	$69,352	$61,597	$53,851
Less: Non-cash expenses	5,077	4,632	7,097	5,831	3,076
Severance	191	560	10,425	3,575	838

Cash fixed costs	$38,945	$38,874	$51,830	$52,191	$49,937

Statistical Data
Net assets under management (in millions)
Mutual funds	$1,364.9	$1,079.8	$1,179.4	$1,427.1	$1,533.8
Managed accounts	-	128.8	216.6	276.8	275.7
Hedge & offshore funds	4.1	16.1	21.0	27.5	33.4
Private equity and venture capital funds	12.4	13.6	15.9	16.2	20.2
Total	$1,381.4	$1,238.3	$1,432.9	$1,747.6	$1,863.1

Employee count	554	550	568	652	700

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